UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 15, 2014
Date of Report (Date of earliest event reported)

SPORTS MEDIA ENTERTAINMENT CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Tara Blvd., Suite 200, Nashua, NH 03062
(Address of principal executive offices)

(877) 539-5644
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

❑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 5.  Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2014, Bryan Hammond resigned from the Board of Directors and as CEO of the Company. Mr. Hammond will take the position of CTO. Brenden Garrison was appointed as interim director and CEO to serve until the next regularly scheduled election of board members and of officers.

Brenden Garrison Business Experience

Mr. Brenden Garrison has been Chief Financial Officer of Ubiquity Broadcasting Corporation since September 20, 2013. Mr. Garrison serves as the President of Sponsor Me, Inc. He started his career with Scottel Voice and Data Inc. in 2003 where he became the Jr. Controller in under a year’s time. He then went on to manage and provide accounting, tax, audit, and financial services for several corporate clients in various fields with Semmens & Semmens CPA firm from 2005 to 2007. After three years of employment with Semmens & Semmens, he decided to create his own accounting, tax and business consulting firm. While developing his own company, he started the process to become a Certified Public Accountant and is in the final stages of obtaining his Certified Public Accountant license. While at California State University Fullerton he acted as the Treasurer of the Accounting Society in charge of the campus budget. He graduated with a Bachelor’s degree in Accounting from the School of Business and Economics at California State University Fullerton in 2005.

There is no arrangement or understanding between Mr. Garrison and any other person pursuant to which they were selected to serve the Company, nor does Mr. Garrison have a family relationship with any director, executive officer or person nominated as such of the Company.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Garrison, or members of their immediate family, had or will have a direct or indirect material interest.

SECTION 7.  Regulation FD

Item 7.01 Regulation FD Disclosure

Except for the historical information presented in this document, the matters discussed in this Form 8-K, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS MEDIA ENTERTAINMENT CORP.

Dated: January 15, 2014	By:	/s/ Brenden Garrison
Name: Brenden Garrison
Title: Director and Chief Executive Officer

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